Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

EDGAR Online, Inc

Norwalk, Connecticut

We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement of our report dated March 31, 2010, relating to the consolidated financial statements, and schedule of EDGAR Online, Inc. appearing in the Company’s Annual Report on Form 10-K for the year ended December 31, 2009.

We also consent to the reference to us under the caption “Experts” in the registration statement.

/s/ BDO Seidman, LLP

New York, New York
March 31, 2010